Exhibit 1

                                    AGREEMENT

         The undersigned hereby agree that this Amendment No. 11 to the Schedule 13D with respect to the beneficial ownership of shares of Common Stock of Urstadt Biddle Properties Inc. is filed jointly, on behalf of each of them.

Dated:   March 29, 2005

                                    /s/ Charles J. Urstadt
                                    Charles J. Urstadt

                                    URSTADT PROPERTY COMPANY, INC.

                                    By:    /s/ Charles J. Urstadt
                                    Name:     Charles J. Urstadt
                                    Title:    Chairman of the Board

                                           /s/ Elinor F. Urstadt
                                               Elinor F. Urstadt

                                    URSTADT CONSERVATION FOUNDATION

                                    By:    /s/ Charles J. Urstadt
                                    Name:     Charles J. Urstadt
                                    Title:    Trustee

                                    By:    /s/ Elinor F. Urstadt
                                    Name:     Elinor F. Urstadt
                                    Title:    Trustee

                                    URSTADT REALTY ASSOCIATES CO LP

                                    By:    URSTADT PROPERTY COMPANY, INC.
                                           Its sole general partner

                                    By:    /s/ Charles J. Urstadt
                                    Name:     Charles J. Urstadt
                                    Title:    Chairman of the Board


                                           /s/ Willing L Biddle
                                               Willing L. Biddle